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                                                                   EXHIBIT-4(e)

                                   BY-LAWS

                                      OF

                          VMS STRATEGIC LAND FUND II

                                  SECTION I

                                 DEFINITIONS


        1. Definitions. Whenever used in these by-laws, the following terms shall have the meaning set forth below, unless the context otherwise requires:

        "Acquisition Expenses" shall mean expenses related to the Fund's selection of, and investment in, Mortgage Loans (whether or not made), including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, title insurance and miscellaneous other expenses.

        "Acquisition Fees" shall mean the total of all fees and commissions, however designated, paid by any party in connection with the making or investing in Mortgage Loans by the Fund.

        "Advisor" shall mean VMS Realty Investors, which, pursuant to the Advisory Agreement, will serve as the initial investment advisor and administrator of the Fund, or any successor Advisor selected by the Directors; it shall also include any person or entity to which the Advisor subcontracts substantially all of its administrative functions.

        "Advisory Agreement" shall mean the agreement between the Fund and the Advisor, pursuant to which the Advisor will act as the investment advisor and administrator of the Fund.

        "Affiliate" shall mean (i) any person directly or indirectly controlling, controlled by or under common control with another person, (ii) any person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such other person, (iii) any officer, director, trustee or general partner of such person and (iv) if such other person is an officer, director, trustee or partner of another entity, then the entity for which that person acts in any such capacity.


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        "Affiliated Borrower" shall mean Affiliates of VMS Realty Partners which obtain a Mortgage Loan from the Fund.

        "Affiliated Directors" shall mean those Directors who are not Independent Directors.

        "Appraised Value" shall mean the value of any real property securing a Mortgage Loan, according to an MAI Appraisal.

        "As-Built Appraised Value of the Property" shall mean (i) for Pre-Development Loans, the land portion of the Appraised Value of the mortgaged property, taking into account the planned development of the property, and (ii) for Construction Loans, the Appraised Value of the Mortgaged Property, including improvements, taking into account the planned construction of the property.

        "Average Invested Assets" shall mean, for any period, the average Total Assets of the Fund invested, directly or indirectly, in Mortgage Loans, before reserves for bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

        "Certificate of Incorporation" shall mean the certificate of incorporation filed by the Fund in Delaware, as it may be amended from time to time.

        "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of any successor legislation.

        "Construction Loan" shall mean a Mortgage Loan for the purpose of constructing improvement on real property.

        "Delaware Corporation Statute" shall mean the General Corporation Law of the State of Delaware, as it may be amended from time to time.

        "Directors" shall mean, as of any particular time, Directors holding office under the Certificate of Incorporation and By-laws at such time, whether they be the Directors named therein or additional or successor Directors.

        "Fund" shall mean VMS Strategic Land Fund II, a Delaware corporation.

        "Gross Proceeds" shall mean the Total Proceeds from the sale of Shares before deductions for volume discounts or Organization and Offering Expenses.

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        "Gross Proceeds To Be Raised" shall mean the greater of the Maximum
Amount or the Gross Proceeds actually raised from this public offering.

        "Independent Directors" shall mean the Directors who (i) are not affiliated, directly or indirectly, with the Advisor, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or service as an officer or director of, the Advisor or its Affiliates; (ii) do not serve as a director or trustee for more than two other REITs organized by the Advisor or its Affiliates; and (iii) perform no other services for the Fund, except as Directors. An indirect relationship shall include circumstances in which the immediate family of a Director has one of the foregoing relationships with the Advisor or the Fund.

        "Interest Reserve" shall mean the amount loaned to a Borrower to fund the Borrower's projected future payments of Basic Interest to the Fund and upon which Basic Interest shall be charged.

        "MAI Appraisal" shall mean an appraisal made by a member in good standing of the American Institute of Real Estate Appraisers.

        "Majority Vote" shall mean the vote or consent in person or by proxy of Stockholders owning more than 50% of the outstanding Shares.

        "Mortgage Loans" shall mean notes, debentures, bonds and other evidences of indebtedness or obligations (other than temporary investments made by the Fund) which are secured or collateralized by (i) interests in real property, (ii) other beneficial interests essentially equivalent to a mortgage on real property or (iii) interests in partnerships, joint ventures or other entities which own real property.

        "NASD" shall mean the National Association of Securities Dealers, Inc.

        "NASDAQ" shall mean the nationwide automated quotations system operated by the NASD.

        "Net Assets" shall mean the Total Assets (other than intangibles) at cost before deducting depreciation or other non-cash reserves, less total liabilities, calculated at least quarterly according to generally accepted accounting principles on a basis consistently applied.

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        "Net Income" for any period shall mean total revenues applicable to such period as determined for federal income tax purposes, less the expenses applicable to such period, other than additions to reserves for bad debts or other similar non-cash reserves; for purposes of calculating Operating Expenses, Net Income shall not include the gain from the sale of the Fund's assets.

        "Net Proceeds" shall mean the Gross Proceeds less Organization and Offering Expenses.

        "Operating Expenses" shall mean all operating, general and administrative expenses of the Fund as determined under generally accepted accounting principles, including rent, utilities, capital equipment, salaries, fringe benefits, travel expenses and other administrative items, but excluding the expenses of raising capital, interest payments, taxes, non-cash expenditures (e.g., depreciation, amortization, bad debt reserve), the Subordinated Incentive Fee, and the costs related directly to a specific Mortgage Loan investment by the Fund, such as expenses for originating, acquiring, servicing or disposing of a Mortgage Loan.

        "Organization and Offering Expenses" shall mean those expenses incurred in connection with the formation, qualification and registration of the Fund and in marketing, distributing and processing Shares, including any Sales Commissions and Expenses and any other expenses actually incurred and directly related to the offering and sale of Shares, including such expenses as: (a) fees and expenses paid to attorneys in connection with the offering, (b) registration fees, filing fees and taxes, (c) the costs of qualifying, printing, amending, supplementing, mailing and distributing the Fund's Registration Statement and Prospectus, including telephone and telegraphic costs, (d) the costs of qualifying, printing, amending, supplementing, mailing and distributing sales materials used in connection with the issuance of Shares, including telephone and telegraphic costs, (e) remuneration of officers and employees of the Advisor and its Affiliates while directly engaged in marketing, distributing, processing and establishing records of Shares and establishing records and paying Sales Commissions and Expenses, and (f) accounting and legal fees and expenses incurred in connection therewith to the Advisor or its Affiliates.

        "Pre-Development Loan" shall mean a Mortgage Loan obtained by a Borrower for the purpose of acquiring, carrying, and engaging in pre-development activities with respect to, real property prior to the construction of improvements thereon.




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        "Principal" of a Mortgage Loan shall mean the funds loaned to a
Borrower, excluding the amount of the Interest Reserve.

        "Prospectus" shall mean the final prospectus of the Fund with respect to the offer and sale of Shares filed with the Securities and Exchange Commission as part of the Fund's Registration Statement on Form S-11, as amended.

        "REIT" and "real estate investment trust" shall mean a real estate investment trust as defined in Sections 856 to 860 of the Code.

        "Shares" shall mean shares of common stock of the Fund, evidencing a pro rata ownership interest in the assets of the Fund.

        "Sponsor" shall mean any person directly or indirectly instrumental in organizing, wholly or in part, the Fund or any person who will manage or participate in the management of the Fund; and any Affiliate of any such person, but excluding (i) a person whose only relationship with the Fund is that of an independent property manager and whose only compensation is as such, and (ii) wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.

        "Stockholders" shall mean as of any particular time the registered holders of outstanding Shares at such time.

        "Total Assets" shall mean the book value of all assets of the Fund, determined in accordance with generally accepted accounting principles.

        "Unimproved Real Property" shall mean property which has each of the following three characteristics: (i) it was not acquired for the purpose of producing rental or other operating income, (ii) there is no development or construction in process on such land, and (iii) there is no development or construction planned in good faith to commence on such land within one year.

                                  SECTION 2

                                   OFFICES

        2.1 Principal Office. The principal office for the transaction of the business of the Fund shall be located at 8700 West Bryn Mawr Avenue, Chicago, Illinois. The Board of Directors is hereby granted full power and authority to change



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said principal office to another location within or without the State of
Delaware.

        2.2 Other Offices. The Fund may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Fund may require.

                                  SECTION 3

                           MEETINGS OF STOCKHOLDERS


        3.1 Annual Meetings; Election of Directors. Annual meetings of Stockholders shall be held not less than 30 days after delivery of the annual report, but within six months after the end of each fiscal year, for the purpose of electing Directors and transacting such other proper business as may come before the meeting. Directors shall continue in office for one year or until the election and qualification of their successors. If Directors are not elected at an annual meeting of Stockholders or if such meeting is not held, Directors may be elected at a special meeting of Stockholders.

        3.2 Special Meetings. Special meetings shall be held solely for the purpose or purposes specified in the notice of hearing. Special meetings of the Stockholders may be called at any time by the Chairman upon his own motion and shall be called by the Chairman at the request of: (a) a majority of the Directors; (b) a majority of the Independent Directors; or (c) upon written request of Stockholders holding not less than 10% of the outstanding shares.

        3.3 Time and Place of Meetings. Subject to the provisions of Section 3.1, each meeting of Stockholders shall be held at a time and place convenient to Stockholders, as determined by the Board of Directors. Such meetings may be at the principal office of the Fund or at such place within or without the State of Delaware, and at such hour, as shall be fixed by the Board of Directors or in the notice of the meeting or, in the case of an adjourned meeting, as announced at the meeting at which the adjournment is taken.

        3.4 Notice of Meetings. A written notice of each meeting of Stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given either personally or by mail or telegraph, charges prepaid, to each Stockholder entitled to vote at the meeting. Unless otherwise provided by statute, the notice shall be given not less than 20 nor more than 60 days before the date of the



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meeting and, if mailed, shall be deposited in the United States mail, postage prepaid, and if by telegraph, delivered to the telegraph company, charges prepaid, both directed to the Stockholder at his address as it appears on the records of the Fund or as theretofore given by him to the Fund for the purpose of notice. No notice need be given to any person with whom communication is unlawful, nor shall there be any duty to apply for any permit or license to give notice to any such person.

        Notice shall be provided for any special meeting requested by the Stockholders pursuant to Section 3.2(c) within 10 business days after receipt of a written request either in person or by registered mail stating the purpose of the special meeting requested.

        3.5 Waiver of Notice. Anything herein to the contrary notwithstanding, notice of any meeting of Stockholders need not be given to any Stockholder who in person or by proxy shall have waived in writing notice of the meeting, either before or after such meeting, or who shall attend the meeting in person or by proxy, unless he attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. All such written waivers shall be filed with the Fund's records or made a part of the minutes of the meeting.

        3.6 Quorum; Manner of Acting and Order of Business. Subject to the provisions of these By-Laws, the Certificate of Incorporation and statutes as to the vote that is required for a specified action, the presence in person or by proxy of the holders of a majority of the outstanding Shares of the Fund entitled to vote at any meeting of Stockholders shall constitute a quorum for the transaction of business. The Majority Vote of Stockholders shall be binding on all Stockholders of the Fund, unless the vote of a greater number or voting by classes is required by law or the Certificate of Incorporation or these By-Laws. The Stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

        Stockholders holding a majority of the Shares present in person or by proxy and entitled to vote may, regardless of whether or not they constitute a quorum, adjourn the meeting to another time and place. Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present.

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        Meetings of the Stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The order of business at all meetings of the Stockholders shall be determined by the chairman. The order of business so determined, however, may be changed by vote of the holders of Shares entitled to cast a majority of votes at the meeting present in person or represented by proxy.

        3.7 Voting. Stockholders may vote by proxy but no proxy shall be voted or acted upon after three years from its date of execution, unless the proxy provides for a longer period, which in no case shall exceed seven years from its date. Except as provided in the Certificate of Incorporation or in any statute relating to the election of directors or to other particular matters, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of Stockholders.

        3.8 Inspectors of Election. (a) In advance of any meeting of Stockholders, the Board of Directors may appoint inspectors of election to act at each meeting of Stockholders and any adjournment thereof. If inspectors of election are not so appointed, the chairman of the meeting may, and upon the request of any Stockholder or his proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If appointed at the meeting upon the request of one or more Stockholders or proxies, the vote of the holders of a majority of Shares present shall determine whether one or three inspectors are appointed. In case any person appointed as an inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Directors in advance of the convening of the meeting or at the meeting by the person acting as Chairman.

        (b) The inspectors of election shall determine the outstanding stock of the Fund and the voting power of each class and series, the stock represented at the meeting and the existence of a quorum, shall receive votes, ballots or consents, shall count and tabulate all votes and shall determine the result; and in connection therewith, the inspector shall determine the authority, validity and effect of proxies, hear and determine all challenges and questions, and do such other ministerial acts as may be proper to conduct the

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
election or vote with fairness to all Stockholders. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. If no inspectors of election are appointed, the Secretary shall pass upon all questions and shall have all other duties specified in this Section.

        (c) Upon request of the chairman of the meeting or any Stockholder or his proxy, the inspectors of election shall make a report in writing of any challenge or question or other matter determined by him and shall execute a certificate of any fact found in connection therewith. Any such report or certificate shall be filed with the record of the meeting.

        3.9 Action Without a Meeting. Any action required to be taken at any annual or special meeting of Stockholders, or any action which may be taken at any annual or special meeting of Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.

        3.10 Revocation of Consent. Any Stockholder giving a written consent, or the Stockholder's proxyholders, or a transferee of the Shares or a personal representative of the Stockholder or their respective proxyholders, may revoke the consent by a writing received by the Fund prior to the time that written consents of the number of Shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Fund.


                                  SECTION 4


                              BOARD OF DIRECTORS


        4.1 Number. The Fund shall have not less than three nor more than nine Directors, at least a majority of whom shall at all times be Independent Directors. The number of Independent Directors at any time shall not exceed the number of Affiliated Directors by more than one. The range in the authorized number of directors may be changed by Majority Vote


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of the Stockholders, and the exact number of Directors shall be fixed within the limits herein specified by resolution of the Board of Directors, in the manner provided in these By-Laws. Each Director shall hold office for a term of one year or until the election and qualification of his Successor. Each Director may be re-elected by the Stockholders. Directors need not be Stockholders.

        4.2 Nomination of Directors. The Independent Directors shall nominate persons to be elected as Independent Directors or may appoint a committee of Directors to make such nominations. The Affiliated Directors shall be nominated by the Board of Directors, after considering the recommendations of the Advisor.

        4.3 Annual Meetings. As promptly as practicable after each annual meeting of Stockholders, at the same place as regular meetings, an annual meeting of the Board of Directors shall be held for the purpose of election of officers and the transaction of any other business. The Directors, including a majority of the Independent Directors, shall at least annually review the investment policies of the Fund to determine that the policies being followed by the Fund are in the best interests of the Stockholders, and each such determination and the basis therefor shall be set forth in the minutes of meetings of the Directors.

        4.4 Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and on such dates as may be designated by the Board at the principal office of the Fund or at any other place as may be designated by the Board. Regular meetings shall be held at least four times per year.

        4.5 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, and the Chairman shall call a special meeting at any time upon the request of any two Directors.

        4.6 Business of Meetings. Except as otherwise expressly provided in these By-Laws, any and all business may be transacted at any meeting of the Board of Directors; provided, that if so stated in the notice of meeting, the business transacted at a special meeting shall be limited to the purpose or purposes specified in the notice. The Directors may adopt such rules and regulations for their conduct and the management of the affairs of the Fund as they may deem proper and as are not inconsistent with the Certificate of Incorporation or By-Laws.

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        4.7  Time and Place of Meetings.  Subject to the provisions of Section
4.5, each meeting of the Board of Directors shall be held on such date, at such hour and in such place as fixed by the Board or in the notice or waivers of notice of the meeting or, in the case of an adjourned meeting, as announced at the meeting at which the adjournment is taken. Meetings may be held within or without the State of Delaware, at such places as shall be designated by the Directors.

        4.8 Notice of Meetings. No notice need be given of any annual or regular meeting of the Board of Directors. Notice of the date, hour, place and purpose of all special meetings shall be given to each Director personally, by telephone, by telegraph or by mail. If by mail, the notice shall be deposited in the United States mail, postage prepaid, directed to the Director at his address appearing on the books of the Fund or theretofore given by him to the Fund, for the purpose of notice. If given by telegraph, the notice shall be directed to the Director at his address appearing on the books of the Fund or theretofore given by him to the Fund for the purpose of notice. If the meeting is to be held in person, such notice shall be given at least 48 hours prior to the time fixed for the holding of the meeting. If the meeting is to be held by conference telephone or similar equipment, such notice shall be given at least eight hours prior to the time fixed for the holding of the meeting. If notice is not so given by the Secretary, it may be given by the President, or the Directors requesting the meeting may issue the call and give notice.

        4.9 Waiver of Notice. Anything herein to the contrary notwithstanding, notice of any meeting of the Board of Directors need not be given to any Director who shall have waived in writing notice of the meeting, either before or after the meeting, or who shall attend such meeting, unless he attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. All such waivers shall be filed with the records or made a part of the minutes of the meeting.

        4.10 Attendance by Telephone. Directors may participate in meetings of the Board of Directors by means of conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear one another, and such participation shall constitute presence in person in the meeting.

        4.11 Quorum and Manner of Acting; Adjournment. A majority of the Directors, as well as a majority of the Independent Directors, shall constitute a quorum for the transaction of business at any meeting of the Board of


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Directors and, except as otherwise provided in these By-Laws, in the
Certificate of Incorporation or by statute, the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Directors if any action taken is approved by a least a majority of the required quorum for such meeting. A majority of the Directors present at any meeting, regardless of whether or not they constitute a quorum, may adjourn the meeting to another time or place. The motion for adjournment shall be lodged with the records of the Fund or the minutes of the meeting. Notice of the time and place of an adjourned meeting need not be given to any Director if the time and place is fixed at the meeting adjourned. Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present.

        The acquisition of any investment shall require the approval of a majority of the Directors. Any action taken by the Fund in which the Sponsor, the Advisor or their Affiliates have an interest, including any determination to retain and the conditions for the retention of an advisor affiliated with the Sponsor, must be approved by a majority of the Independent Directors who are not interested parties in the transaction. In addition, any investment, distribution, payment or disposition of assets or funds between the Fund and the Sponsor, the Advisor or a Director or any of their respective Affiliates, requires the additional approval of a majority of the Directors who are not parties to the transaction or Affiliates, of any person or entity (other than the Fund) who is a party to the transaction. Any agreement, deed, mortgage, lease or other instrument or writing executed by any one or more of the Directors or by any one or more authorized persons shall be valid and binding upon the Directors and upon the Fund when authorized by action of the Directors or as provided in these By-Laws.

        4.12 Action Without a Meeting. Any action which could be taken at a meeting of the Board of Directors may be taken without a meeting if all of the directors consent to the action in writing and the writing or writings are filed with the records of the Fund or the minutes of proceedings of the Board.

        4.13 Resignation of Directors. Any Director may resign at any time upon written notice to the Fund. The resignation shall become effective on the date such notice is given or at any later time specified in the notice and, unless otherwise provided in the notice, acceptance of the resignation shall not be necessary to make it effective.



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
        In the event that a person elected as an Independent Director ceases to satisfy the requirements of an Independent Director, such Director shall cease to be an Independent Director and if, as a result, a majority of the directors are no longer Independent Directors, such person shall immediately resign as a Director and such vacancy shall be filled in a manner consistent with
Section 4.15 hereof. If at any time, an Affiliate of the Sponsor is not the Advisor, the Affiliated Directors shall immediately resign as Affiliated Directors and successor Directors may be appointed by the person who becomes the investment advisor to the Fund, to serve until the next election of Directors by the Stockholders.

        4.14 Removal of Directors. A director may be removed at any time with or without cause by a Majority Vote of the Stockholders. For purposes of the two immediately preceding sentences, "cause" shall include, without limitation, any physical and/or mental inability, due to a condition or illness which is expected to be a permanent or indefinite duration, to perform the duties of a Director. Any reduction of the authorized number of directors does not remove any Director prior to the expiration of such Director's term of office.

        4.15 Filling of Vacancies. A vacancy or vacancies in the Board of Directors shall exist when any authorized position of Director is not then filled by a duly elected Director, whether caused by death, resignation, removal, change in the authorized number of directors (by the Board or the Stockholders) or otherwise. The Board of Directors may declare vacant the office of a Director who has been declared of unsound mind by an order of court or convicted of a felony.

        Vacancies and newly created directorships resulting from an increase in the authorized number of Directors may be filled as follows: vacancies among the Independent Directors shall be filled for the unexpired term by a majority of the remaining Independent Directors, though less than a quorum, or by a sole remaining Independent Director. Vacancies occurring among the Affiliated Directors shall be filled by appointment by the remaining Affiliated Director(s), after considering the recommendation of the Advisor. If at any time there shall be no Independent or Affiliated Directors in office, successor Directors shall be elected by the Stockholders. The Directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. Until vacancies are filled, the remaining Director or Directors may exercise the powers of the Directors hereunder.


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
        In order that a majority of the Directors shall at all times be Independent Directors, if, at any time, by reason of one or more vacancies, there shall not be such a majority, then within 90 days after such vacancy occurs, the continuing Independent Director or Directors then in office shall appoint a sufficient number of other persons who are Independent Directors, so that there shall be such a majority. Notwithstanding the provisions of Section 4.1, of the preceding sentence of this Section, or of any other provisions of these By-Laws, however, there shall be no requirement as to the election, appointment or incumbency of, or as to any action by, Independent Directors at any time that all of the outstanding Shares of the Fund are owned by the Advisor and Affiliated persons of the Advisor.

        4.16 Compensation of Directors. The Independent Directors shall be paid their reasonable expenses, incurred in connection with their services as Directors, including, without limitation, travel to and attendance at each meeting of the Board of Directors and any Committee thereof, as well as each annual meeting of Stockholders. Each Independent Director shall also initially be entitled to receive $15,000 per year for his services as Director hereunder. The compensation payable to the Independent Directors for their services hereunder may be increased or decreased at the discretion of the Directors. The Affiliated Directors shall not be entitled to receive, directly or indirectly, any remuneration for services rendered to the Fund in any capacity, including, without limitation, services as an officer of or consultant to the Fund, legal, accounting or other professional services, or otherwise.

                                  SECTION 5

                     COMMITTEES OF THE BOARD OF DIRECTORS

        5.1 Executive Committee. By resolution adopted by an affirmative vote of the majority of the Board of Directors, the Board may appoint an Executive Committee consisting of three or more Directors, a majority of whom shall be Independent Directors and, if deemed desirable, one or more Directors as alternate members who may replace any absentee or disqualified member at any meeting of the Executive Committee. If so appointed, the Executive Committee shall, when the Board is not in session, have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Fund not reserved to the whole Board by the Delaware Corporation Statute. The Executive Committee shall keep a record of its acts and proceedings and shall report the same from time to time to the Board of Directors. The Directors shall have the power to prescribe the manner in which proceedings of the Executive Committee, if appointed, and other committees, shall be conducted.

        5.2 Other Committees. By resolution adopted by an affirmative vote of the majority of the Board of Directors, the Board may from time to time appoint such other committees of the Board, including without limitation, audit and nominating committees, consisting of three or more Directors, a majority of whom shall be Independent Directors, and, if deemed desirable, one or more directors who shall act as alternate members and who may replace any absentee or disqualified member at any meeting of the committee, and may delegate to each such committee any of the powers and authority of the Board in the management of the business and affairs of the Fund not reserved by law, the Certificate of Incorporation, or these By-Laws, to the whole Board. Each such committee shall keep a record of its acts and proceedings and shall report the same from time to time to the Board of Directors.

        5.3 Election of Committee Members; Vacancies. So far as practicable, members of the committees of the Board and their alternates (if any) shall be appointed at each annual meeting of the Board of Directors and, unless sooner discharged by an affirmative vote of a majority of the Board members present at any meeting of the entire Board at which a quorum is present, committee members shall hold office until the next organization meeting of the Board and until their respective successors are appointed. Vacancies in committees of the Board created by death, resignation or removal may be filled by an affirmative vote of a majority of the committee members present at any meeting at which a quorum is present.

        5.4 Meetings. Each committee of the Board may provide for regular meetings of such committee. Special meetings of each committee may be called by any two members of the committee (or, if there is only one member, by that member in concert with the President) or by the President of the Fund. The provisions of Section 3 regarding the business, time and place, notice and waivers of notice of meetings, attendance at meetings and action without a meeting shall apply to each committee of the Board, except that the references in such provisions to the Directors and the Board of Directors shall be deemed respectively to be references to the members of the committee and to the committee. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

        5.5 Quorum and Manner of Acting. The majority of the members of any committee of the Board shall constitute a quorum for the transaction of business at meetings of the committee.

and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee. A majority of the members present at any meeting, regardless of whether or not they constitute a quorum, may adjourn the meeting to another time or place. Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present.

                                  SECTION 6

                                   OFFICERS

        6.1 Election and Appointment. The elected officers of the Fund shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other elected officers and agents as shall from time to time be designated by the Board of Directors, including, in its discretion, a Chairman of the Board of Directors. When their duties do not conflict, any two or more officers, except those of President and Secretary, or President and Assistant Secretary, may be held by the same person.

        6.2 Chairman of the Board. The Chairman of the Board of Directors shall have the power to preside at all meetings of the Board of Directors, and to call meetings of the Stockholders and of the Board of Directors to be held within the limitations prescribed by law or by these By-Laws, at such times and at such places as the Chairman of the Board shall deem proper. The Chairman of the Board shall have such other powers and shall be subject to such other duties as the Board of Directors may from time to time prescribe.

        6.3  President.  The powers and duties of the President are:

        (a) To act as the chief executive officer of the Fund and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of the Fund.

        (b) To preside at all meetings of the Stockholders and, in the absence of the Chairman of the Board, at all meetings of the Board of Directors.

        (c) To call meetings of the Stockholders and also of the Board of Directors to be held, subject to the limitations prescribed by law or by these By-Laws, at such times and at such places as the President shall deem proper.

        (d)  To be an ex officio member of all standing committees.

        (e) Subject to the direction of the Board of Directors, to have general charge of the property of the Fund, to supervise and control all officers, agents and employees of the Fund, and to exercise such other general powers of management as are usually vested in the office of President of a corporation organized under the laws of the State of Delaware.

        6.4 Vice President. In case of the absence, disability or death of the President, the Vice President, or one of the Vice Presidents, shall exercise all the powers and perform all the duties of the President. If there is more than one Vice President, the order in which the Vice Presidents shall succeed to the powers and duties of the President shall be in order of their rank as fixed by the Board of Directors, or, if not ranked, the Vice President designated by the Board of Directors. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be granted or prescribed by the Board of Directors.

        6.5  Secretary.  The powers and duties of the Secretary are:

        (a) To keep a book of minutes at the principal office of the Fund, or such other place as the Board of Directors may order, of all meetings of its directors and Stockholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of Shares present or represented at Stockholders' meetings and the proceedings thereof.

        (b) To maintain custody of and keep the books of account and other records of the Fund except as are in the custody of the Treasurer.

        (c) To keep the seal of the Fund and to affix the same to all instruments which may require it.

        (d) To keep or cause to be kept at the principal office of the Fund a share register, or duplicate share register if the original is kept at the office of the transfer agent or agents, showing the names of the Stockholders and their addresses, the number and classes of Shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation.

        (e) To keep a supply of certificates for Shares of the Fund, to fill in all certificates issued and to make a proper record of each such issuance; provided, that so long as the Fund shall have one or more duly appointed and acting transfer agents of the Shares, or any class or series of Shares, of the Fund, such duties with respect to such Shares shall be performed by such transfer agent or transfer agents.

        (f) To transfer upon the share books of the Fund any and all Shares of the Fund; provided, that so long as the Fund shall have one or more duly appointed and acting transfer agents of the Shares, or any class or series of Shares, of the Fund, such duties with respect to such Shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which the certificate is presented for transfer, and also, if the Fund then has one or more duly appointed and acting registrars, to the reasonable regulations of the registrar to which the new certificate is presented for registration; and provided, further, that no certificate for Shares shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Section 7.1 hereof.

        (g) To make service and publication of all notices that may be necessary or proper. In case of the absence, disability, refusal or neglect of the Secretary to make service or publication of any notices, then such notices may be served and/or published by the President or a Vice President, or by any person thereunto authorized by either of them or by the Board of Directors or by the holders of a majority of the outstanding Shares of the Fund entitled to vote thereon.

        (h) Generally to do and perform all such duties as pertain to the office of Secretary and as may be required by the Board of Directors.

        6.6  Treasurer. The powers and duties of the Treasurer are:

        (a) To supervise and control the keeping and maintaining of adequate and correct accounts of the Fund's investments and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and Shares. The Treasurer shall maintain all books of account and other records of the Fund, except such as are in the custody of the Secretary.

        (b) To have the custody of all money, securities, evidence of indebtedness and other valuable documents of the Fund, and, at the Treasurer's discretion, to cause any or all thereof to be deposited for the account of the Fund with such depositary as may be designated from time to time by the Board of Directors.

        (c) To receive or cause to be received, and to give or cause to be given, receipts and acquittances for moneys paid in for the account of the Fund.

        (d) To disburse, or cause to be disbursed, all money of the Fund as may be directed by the Board of Directors, taking proper vouchers for such disbursements.

        (e) To render to the President and to the Board of Directors, whenever they may require, accounts of all transactions and of the financial condition of the Fund.

        (f) Generally to do and perform all such duties as pertain to the office of Treasurer and as may be required by the Board of Directors.

        6.7 Term of Office and Vacancy. So far as practicable, the elected officers shall be elected at each organization meeting of the Board, and shall hold office until the next organization meeting of the Board and until their respective successors are elected and qualified. If a vacancy shall occur in any elected office, the Board of Directors may elect a successor for the remainder of the term. Any officer may resign by written notice to the Fund.

        6.8 Removal of Elected Officers. Elected officers may be removed at any time, either for or without cause, by the affirmative vote of a majority of a quorum of the whole Board of Directors.

        6.9 Compensation of Elected Officers. The compensation of all elected officers of the Fund shall be fixed from time to time by the Board of Directors.

                                  SECTION 7

                        SHARES AND TRANSFER OF SHARES

        7.1 Stock Record and Certificates. Records shall be kept by or on behalf of the Fund, which shall contain the names and addresses of Stockholders, the number of Shares held by them respectively, and the number or Certificates, if any, representing the Shares, and in which their shall be recorded all transfers of Shares. Every Stockholder shall be entitled to a certificate signed by the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the class and number of Shares owned by him in the Corporation; provided that any and all signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer, transfer agent or registrar before such certificate is issued, it may be issued by the Fund with the same effect as if he or it were such officer, trnsfer agent or registrar at the date of issue.

        7.2 Transfer Agents and Registrars. The Board of Directors may, in its discretion, appoint one of more responsible banks or trust companies as the Board may deem advisable, from time to time, to act as transfer agents and registrars of Shares of the Fund; and, when such appointments shall have been made, no certificate for Shares of the Fund shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

        7.3 Stockholders Addresses. Every Stockholder or transferee shall furnish the Secretary or a transfer agent with the address to which notice of meetings and all other notices may be served upon or mailed to said Stockholder or transferee, and in default thereof, said Stockholder or transferee shall not be entitled to service or mailing of any such notice.

        7.4 Lost Certificates. In case any certificate for Shares of the Fund shall be lost, stolen, mutilated or destroyed, the Board of Directors, in its discretion, or any transfer agent thereunto duly authorized by the Board, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen, mutilated, or destroyed, and may cause such substitute certificate to be countersigned by the appropriate transfer agent (if any) and registered by the appropriate registrar (if any); provided that, in each such case, the applicant for a substitute certificate shall furnish to the Fund and to such of its transfer agents and registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft, mutilation or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may by them be required. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

        7.5 Distributions to Stockholders. The Directors shall declare and pay to Stockholders quarterly distribution with 45 days after the end of each quarter, beginning 45 days after the end of the first full quarter after the Final Closing Date. Distributions will be apportioned among Stockholders pro rata based upon the number of their outstanding Shares on the record date, as determined by Section 7.6. Such distributions will be in cash and may be made from any source, provided that such distributions comply with the Delaware Corporation Statute. In any event, the Directors shall, from time to time, declare and pay to the Stockholders such distributions as may be necessary to continue to qualify the Funds as a real estate investment trust, so long as such qualification, in the opinion of the Directors, is in the best interest of the Stockholders. The Fund shall furnish the Stockholders at the time of each such distribution with a statement in writing advising as to the source of the funds so distributed or, if the source thereof has not been determined, a written statement disclosing that the source shall be sent to each Stockholder who received the distribution not later than 75 days after the close of the fiscal year in which the distribution was made.

        7.6 Record Dates. In order that the Fund may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders,, or any adjournment thereof, or to express consent to action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Shares or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall be not more than sixty nor less than ten days before the date of any meeting of Stockholders, and not more than sixty days prior to any other action. In such case, those Stockholders, and only those Stockholders, who are Stockholders of record on the date fixed by the Board of Directors shall, notwithstanding any subsequent transfer of Shares on the books of the Fund, be entitled to notice of and to vote at such meeting of Stockholders, or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of such dividend or other distribution or allotment of rights, or entitled to exercise rights in respect of any such change, conversion or exchange of Shares or to participate in any such other lawful action.

        7.7 Transfers of Shares. Subject to Section 7.8, Shares of the Fund may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by written power of attorney to sell, assign and transfer the same, signed by the record holder thereof; but no transfer shall affect the right of the Fund to pay any distribution upon the Shares to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Fund.

        7.8 Stockholders' Disclosure; Directors' Right to Refuse to Transfer Shares; Limitation on Holdings; Repurchase of Shares.

        (a) The Stockholders shall upon demand disclose to the Directors in writing such information with respect to direct and indirect ownership of the Shares as the Directors deem necessary to comply with the requirements of any taxing authority or governmental agency.

        (b) Whenever it is deemed by them to be reasonably necessary to protect the tax status of the Fund as a REIT, the Directors may require a statement or affidavit from each proposed transferee of Shares setting forth the number of Shares already owned by him and any related person specified in the form prescribed by the Directors and, in connection therewith, if the proposed transfer may jeopardize the qualification of the Fund as REIT, the Directors shall have the right, but not a duty, to refuse to transfer the Shares to the proposed transferee. All contracts for the sale or other transfer of Shares shall be subject to this provision.

        (c) Notwithstanding any other provision of these By-Laws to the contrary and subject to the provisions of subsection 7.8(e), the Fund may prohibit any person from directly or indirectly acquiring ownership in the aggregate of more than 9.9% of the outstanding Shares of the Fund (the "Limit"). Shares owned by a person or group of persons in excess of the Limit at any time shall be deemed "Excess Shares." For the purposes of this Section, "person" shall have the meaning set forth in Section 7701(a)(1) of the Internal Revenue Code of 1954, as amended, and shall also mean any partnership, limited partnership, syndicate or other group deemed to be a "person" pursuant to
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; and a person shall be deemed to own (a) Shares actually owned by such person, (b) Shares constructively owned by such person after applying the rules of Section 544 of the Internal Revenue Code, and (c) Shares of which such person is beneficial owner as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934. All Shares which any person has the right to acquire upon exercise of outstanding rights, options and warrants, and upon conversion of any securities convertible into Shares, if any, shall be considered outstanding for purposes of the Limit if such inclusion will cause such person to own more than the Limit.

        (d) The Directors, by notice to the holder thereof, may redeem any or all Shares that are Excess Shares (including Shares that remain or become
Excess Shares because of the decrease in outstanding Shares resulting from such repurchase); and from and after the date of giving of such notice of repurchase ("Repurchase Date") the Shares called for repurchase shall cease to be outstanding and the holder thereof shall cease to be entitled to dividends, voting rights and other benefits with respect such Shares excepting only the right to payment by the Fund of the repurchase price determined and payable as set forth in the following two sentences. Subject to the limitation on payment set forth in the following sentence, the repurchase price of each Excess Share called for repurchase shall be the average daily per Share closing sales price if the Shares are listed on a national securities exchange, and if the Shares are not so listed shall be the mean between the average per Share closing bid and asked prices, in each case during the 30 calendar day period ending on the business day prior to the Repurchase Date, or if there have been no sales on a national securities exchange and no published bid quotations and no published asked quotations with respect to Shares during such 30 calendar day period, the repurchase price shall be the price determined by the Directors in good faith. Unless the Directors determine that it is in the interest of the Fund to make earlier payment of all of the amount determined as the repurchase price per Share in accordance with the preceding sentence, the repurchase price shall be payable only upon the liquidation of the Fund and shall not exceed an amount which is the sum of the per Share distributions designated as liquidation distributions and return of capital distributions declared with respect to unrepurchased Shares of record subsequent to the Repurchase Date, and no interest shall accrue with respect to the period subsequent to the Repurchase Date to the date of such payments; provided, however, that in the event that within 30 days after the Repurchase Date the person from whom the Excess Shares have been repurchased sells (and notifies the Fund of such sale) a number of the remaining Shares owned by him at least equal to the number of such Excess Shares (and such sale is to a person in whose hands the Shares sold would not be Excess Shares), then the Fund shall rescind the repurchase of the Excess Shares if following such rescission such person would not be the holder of Excess Shares, except that if the Fund receives an opinion of its counsel that such rescission would jeopardize the tax status of the Fund as a REIT, then the Fund shall in lieu of rescission make immediate payment of the repurchase price.

        (e) The Limit set forth in Section 7.8(c) shall not apply to acquisitions of Shares pursuant to a cash tender offer made for all outstanding Shares (including securities convertible into Shares) in conformity with applicable federal and state securities laws where a majority of the outstanding Shares (not including Shares or securities convertible into Shares held by the tender offerer and/or any "affiliates" or "associates" thereof within the meaning of the Act) are duly tendered and accepted pursuant to the cash tender offer; nor shall the Limit apply to the acquisition of Shares by an underwriter in a public offering of Shares, or in any transaction involving the issuance of Shares by the Fund, in which a majority of the Directors determine that the underwriter or other person or party initially acquiring such Shares will make a timely distribution of such Shares to or among other holders such that, following such distribution, none of such Shares will be Excess Shares.

        (f) The Directors in their discretion may exempt from the Limit ownership of certain designated Shares while owned by a person who has provided the Directors with evidence and assurance acceptable to the Directors that the qualification of the Fund as a REIT would not be jeopardized thereby.

       7.9 Repurchase of Shares on Open Market. The Fund may purchase its Shares on the open market and invest its assets in its own Shares, provided, that in each case the consent of the Board of Directors, including a majority of the Independent Directors, shall have been obtained.


                                  SECTION 8

                           ADVISOR AND OTHER AGENTS


       8.1 Employment of Advisor, Employees and Agents. The Directors are responsible for the general policies of the Fund and for such general supervision of the business of the Fund conducted by all officers, agents, employees, advisors, managers or independent contractors of the Fund as may be necessary to insure that such business conforms to the provisions of these By-Laws. However, the Directors shall have the power to retain an Advisor and/or to appoint, employ or contract with any person as the Directors may deem necessary or proper for the transaction of the business of the Fund, and for such purpose may grant or delegate such authority to any such person as the Directors may in their sole discretion deem necessary or desirable, provided that (i) such authority is exercised under the supervision of the Board of Directors; and (ii) that any determination to retain an Advisor which is affiliated with the Sponsor shall be valid only if made or ratified with the approval of a majority of the Independent Directors; and
(iii) that any such delegation shall not preclude the qualification of the Fund as a REIT under the Code. No advisory contract with a person affiliated with the Sponsor shall be entered into or renewed without the approval of a majority of the Independent Directors.

        It shall be the fiduciary duty of the Directors (a) to evaluate the performance of the Advisor before entering into or renewing an advisory contract; (b) to monitor the administrative procedures, investment operations, and performance of the Fund and the Advisor; and (c) to determine from time to time but at least annually that the total fees and expenses of the Fund are reasonable in light of the investment experience of the Fund, its Net Assets, its Net Income, and the fees and expenses of other comparable advisors in real estate, with each such determination reflected in the minutes of the Directors' meetings.

        The Directors, subject to the approval of a majority of the Independent Directors, and subject to the provisions of Section 9, shall have the power to determine the terms and compensation of the Advisor or any other person whom they may employ or with whom they may contract. The Directors may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Fund, to act as agent for the Fund, to execute documents on behalf of the Directors, and to make executive decisions which conform to general policies and general principles previously established by the Directors.

        8.2 Term. The Directors shall not enter into any contract with an Advisor unless such contract has an initial term of not more than one year, provides for annual renewal or extension thereafter and provides that it may be terminated at any time by the Directors, without cause, upon 60 days' written notice or by the Advisor, without penalty, upon 120 days' written notice. Any agreement with the Advisor may be terminated by a majority of the Independent Directors. If the Agreement with the Advisor is terminated, the Advisor will cooperate with the Fund and take all reasonable steps requested to assist the Directors in making an orderly transition of the advisory function. The Directors shall determine that any successor Advisor possesses sufficient qualifications (a) to perform the advisory function for the Fund and (b) to justify the compensation provided for in its contract with the Fund.

        8.3 Activities of Advisor. The Advisor may render advice and services to the Fund as its sole and exclusive function, or engage in other activities including, without limitation, the rendering of advice to other investors and the management of other investments or other real estate investment trusts with similar investment objectives, including, without limitation, investors and investments advised, sponsored or organized by the Advisor or its Affiliates. The Directors may request the Advisor to engage in certain other activities which complement the Trust's investments. Nothing herein shall limit or restrict the right of any director, officer, employee or shareholder of the Advisor, whether or not also a Director, officer or employee of the Fund, to engage in any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association. The Advisor may, with respect to any loan or other investment in which the Fund may participate or allot a participation, render advice and service, with or without remuneration, to each and every participant in that loan or other investment.

        8.4 Advisor Compensation. The Independent Directors shall at least annually review generally the performance of the Advisor in order to determine whether the compensation which the Fund has contracted to pay to the Advisor is within the limits set forth herein and is reasonable in relation to the nature and quality of services performed and whether the provisions of the contract with the Advisor are being carried out. The Independent Directors have a fiduciary duty to the Stockholders to supervise the relationship of the Fund with the Advisor in all respects, including the level of compensation. Each such determination shall be based on such of the following and other factors as the Independent Directors deem relevant, and shall be reflected in the minutes of the meetings of the Directors:

        (a) the size of the fees payable to the Advisor in relation to the size, composition and profitability of the portfolio of the Fund;

        (b) the success of the Advisor in generating opportunities that meet the investment objectives of the Fund;

        (c) the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

        (d) additional revenues realized by the Advisor and its Affiliates through their relationship with the Fund, whether paid by the Fund or by others with whom the Fund does business;

        (e) the quality and extent of service and advice furnished to the Fund by the Advisor;

        (f) the performance of the investment portfolio of the Fund, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

        (g) the quality of the portfolio of the Fund in relationship to any investments generated by the Advisor for its own account.

                                  SECTION 9

                              FEES AND EXPENSES

        9.1 The total of all Acquisition Fees and Acquisition Expenses paid by the Fund in connection with an investment in a Mortgage Loan shall in no event exceed 6% of the funds advanced, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to the Fund.

        9.2 Annual Operating Expenses. The annual Operating Expenses of the Fund shall not exceed the greater of (a) 2% of the Average Invested Assets of the Fund or (b) 25% of the Net Income of the Fund for such year. The Advisor shall reimburse the Fund for the amount by which the aggregate annual expenses paid or incurred by the Fund exceed the limitations herein provided, within 60 days after the end of such year.

                                  SECTION 10

                                 RESTRICTIONS

        10.1 Transactions with Affiliates. (a) The Fund shall not engage in transactions with the Sponsor, the Advisor, any Director, officer or any Affiliated person of such Advisor, Director or officer, except to the extent that each such transaction has, after disclosure of such affiliation, been approved or ratified by the affirmative vote of a majority of the Independent Directors who are not interested parties in the transactions after a determination by them that:

                        (i) the transaction is fair and reasonable to the Fund and its Stockholders; and

                       (ii) the terms of such transaction are at least as favorable as the terms of any comparable transactions made on an arm's length basis.

        (b) Payments to the Advisor or to any Director or officer for services rendered in a capacity other than that as Advisor, Director, or officer may only be made upon determination that:

                        (i) the compensation is not in excess of their compensation paid for any comparable services; and

                       (ii) the compensation is not greater than the charges for comparable services available from others who are competent and not affiliated with any of the parties involved.

        (c) The Fund shall not purchase property from the Sponsor, the Advisor, the Directors or their Affiliates, unless (i) a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction approve the transaction as being fair and reasonable to the Fund and at a price to the Fund no greater than the cost of the asset to such Sponsor, Advisor, Director or Affiliate thereof, or (ii) if the price to the Fund is in excess of such costs, that substantial justification for such excess exists and such excess is not unreasonable; in no event shall the cost of such asset to the Fund exceed its current appraised value as determined by a qualified independent real estate appraiser selected by the Independent Directors;

        (d) The Fund shall not sell property to the Sponsor, the Advisor, the Directors or their Affiliates;

        (e) The Fund may not make loans to or borrow money from the Sponsor, Advisor, Directors or Affiliates thereof, including Affiliated Borrowers, unless a majority of the Directors (including a majority of the independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable and no less favorable to the Fund than loans between unaffiliated lenders and borrowers under the same circumstances. In addition, the Fund will not make a Mortgage Loan to an Affiliated Borrower unless the Independent Directors obtain a letter of opinion from an Independent Advisor that a proposed Mortgage Loan is fair and at least as favorable to the Fund as a loan to an unaffiliated borrower in similar circumstances;

        (f) The Fund may enter into joint investments with Affiliates of the Advisor if a majority of the Directors (including a majority of the Independent Directors) approve the joint investment as being fair and reasonable to the Fund and on substantially the same terms and conditions as those of the other Affiliates participating in the joint investment. In connection with such a joint investment, both the Fund and the

Affiliate would be required to approve any material decisions concerning the investment, including refinancings and capital improvements.

        10.2 Other Restrictions. The Fund shall not engage in any of the following investment practices or activities:

                (a) invest in any foreign currency, bullion or commodities or commodities future contracts or effect short sales of commodities or securities;

                (b) invest in contracts for the sale of real estate unless such contracts are recordable in the chain of title;

                (c) issue (i) "redeemable securities," "face amount certificates of the installment type" or "periodic payment plan certificates," all as defined in the Investment Company Act of 1940, (ii) more than one class of equity security (excluding warrants, rights, options and convertible obligations), (iii) nonvoting or assessable securities (other than debt securities), or (iv) convertible or nonconvertible debt securities to the public unless the historical cash flow of the Fund or the substantiated future cash flow of the Fund, excluding extraordinary items, is sufficient to cover the interest of the debt securities;

                (d) grant options, warrants or rights to purchase Shares at exercise prices less than the fair market value of such Shares on the date of grant and for consideration (which may include services) that in the judgment of the Directors has a market value less than the value of such option, warrant or right on the date of grant; any such options, warrants or rights to purchase Shares issued to the Advisor, Directors, Sponsor or their Affiliates shall be on the same terms as those sold to the public and shall not exceed an amount equal to 10% of the number of outstanding Shares on the date of grant;

                (e) engage in underwriting or the agency distribution of securities issued by others;

                (f) invest more than 10% of Total Assets of the Fund in Unimproved Real Property or indebtedness secured by a deed of trust or Mortgage Loans on Unimproved Real Property;

                (g) engage in trading, as compared with investment, activities or in any other activity which would have the effect of causing the Fund to fail to qualify as a REIT under the Code;

                (h) allow the aggregate borrowings of the Fund, secured and unsecured, to exceed 200% of the Net Assets of the Fund; or borrow, on an unsecured basis, if such borrowing will result in an asset coverage of less than 300% ("asset coverage" means the ratio which the value of the total assets, less all liabilities and indebtedness except indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of the Fund); in any event, the aggregate borrowings of the Fund, secured and unsecured, shall be reasonable in relation to the Net Assets of the Fund and shall be reviewed by the Directors at least quarterly;

        (i) acquire securities in any company holding investments or engaging in activities prohibited by this Seciton 10.2;

        (j) invest in or make Mortgage Loans unless the Fund obtains (i) an MAI Appraisal concerning the underlying property, which Appraisal shall be maintained in the Fund's records for at least five years and shall be available for inspection and duplication by any Stockholder; and (ii) a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or the condition of the title;

        (k) make Mortgage Loans except where the Principal amount of such Mortgage Loans (excluding interest and working capital and interest Reserves) plus the outstanding amount of senior debt does not exceed 85% of the As-Built Appraised Value of the Property, unless a majority of the Independent Directors determines that an increased amount is justified by additional credit or collateral;

        (l) make a junior Mortgage Loan which is subordinate to a mortgage held by the Advisor, Directors, Sponsors or Affiliates of the Fund;

        (m) purchase insurance either through or from any Affiliate of the Advisor or the Sponsor, unless (i) before a master insurance policy covering all the Fund's assets is placed through such brokerage services, there will have been received quotations from two independent insurance brokers relating to the proposed coverage, which quotations shall be upon coverage and terms comparable to those proposed to be provided by the Affiliate and such Affiliate shall not provide such insurance brokerage services unless it can obtain such insurance at a cost which is no greater than the lowest of the two unaffiliated insurance agency quotations for such master insurance policy; and (ii) if at any time the Affiliates cease to derive at least 75% of their business from insurance commissions with respect to insurance written for individuals, partnerships, corporations, trusts or other entities which are not Affiliates of the Advisor or the Sponsor, the Affiliates shall not write any further insurance on behalf of the Fund or on properties then owned by it;

        (n) invest in equity securities of any nongovernmental issuer, including other REITS or limited partnerships, for a holding period in excess of 18 months; such investments in entities affiliated with the Advisor or its Affiliates will not be permitted unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction approve the transaction as being fair and reasonable to the Fund;

        (o) issue its Shares on a deferred payment basis or other similar arrangement; or

        (p) invest in or make a Mortgage Loan on any one property if the Principal actually advanced by the Fund would exceed 20% of the Gross Proceeds to be Raised.

                                  SECTION 11

                                   REPORTS

       11. Annual Reports. The Directors shall cause to be prepared and mailed to the Stockholders not later than 120 days after the close of each fiscal year of the Fund, and in any event not less than 30 days prior to the Fund's annual meeting of Stockholders, a report of the business and operation of the Fund during such fiscal year, which report shall constitute the accounting of the Directors for such fiscal year. The report shall be in such form and have such content as the Directors deem proper, but shall in any event include
(a) a balance sheet, an income statement and a statement of changes in financial position, each prepared in accordance with generally accepted accounting principles, audited by an independent certified public accountant and accompanied by the report of such accountant thereon; (b) a statement setting forth (i) the ratio of the costs of raising capital during the period to the capital raised, and (ii) the aggregate amount and type of fees paid to the Advisor and all Affiliates of the Advisor by the Fund and by third parties doing business with the Fund who make such payments for the account of the Fund; and (c) a description of the material terms and circumstances of any transactions between the Fund and the Sponsor, the Advisor, any Director, officer of any Affiliate thereof, including without limitation purchases from, loans to or from, or joint ventures with the Fund, and a statement that a majority of the Directors and a majority of the disinterested Independent Director determined that such transactions were fair and reasonable to the Fund and on terms not less favorable than those available from unaffiliated third parties.

                                  SECTION 12

                 LIABILITY, INDEMNIFICATION AND OTHER MATTERS


        12.1 Limitation of Liability of Directors and Officers. The Directors and Advisor of the Trust shall be deemed to be in a fiduciary relationship to the Stockholders. No Director or officer of the Fund shall be liable to the Fund or to any Director or Stockholder for any act or omission of any other Director, officer or agent of the Fund or be held to any personal liability whatsoever in tort, contract or otherwise in connection with the affairs of this Fund if it is determined that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Fund, unless such liability was the result of negligence or misconduct by the Director.

        12.2 Indemnification. The Directors, the Advisor and any of their Affiliates who perform services on behalf of the Fund shall be indemnified and held harmless by the Fund against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Fund, provided that (a) such person has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Fund, (b) such liability or loss was not the result of negligence or misconduct by such person, (c) such indemnification or agreement to hold harmless is recoverable only out of the the assets of the Fund and not from the Stockholders, and (d) Affiliates of the Advisor will only be indemnified for their actions or inactions which occurred while they were engaged in activities which could have been engaged in by the Advisor in its capacity as such. Indemnification will not be allowed for any liability imposed by judgment, and costs associated therewith, including attorneys' fees, arising from or out of a violation of state or federal securities laws. Notwithstanding the above, the Directors, the Advisor, their Affiliates and any person acting as a broker-dealer shall not be indemnified for losses, liabilities, settlements and related expenses of lawsuits alleging securities law violations unless a court (i) approves the settlement and finds that indemnification of the settlement and related costs should be made, or (ii) approves indemnification of litigation costs if there has been a dismissal with prejudice or a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee. Any person seeking indemnification shall apprise the court of the position of the Securities and Exchange Commission, the Massachusetts Securities Division, the Missouri Commissioner of Securities, the Pennsylvania Securities Commission and the Tennessee Securities Division with respect to indemnification for securities law violations, before seeking court approval for indemnification. The Fund may not advance funds to any person for legal expenses and other costs incurred as a result of any legal action initiated against such person by a Stockholder of the Fund. The Fund may advance funds to a person for legal expenses and other costs incurred as a result of a legal action if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by such person on behalf of the Fund; (2) the legal action is initiated by a third party who is not a Stockholder of the Fund; and (3) such person agrees in writing to repay the advanced funds to the Fund if it is ultimately determined that he is not entitled to indemnification by the Fund as authorized herein. The rights accruing to any person under these provisions shall not exclude any other right to which he may be lawfully entitled, nor shall anything contained herein restrict such right of a Director to contribution as may be available under applicable law. The Fund shall have power to purchase and maintain liability insurance on behalf of any person entitled to indemnity hereunder, including the Directors, but the Fund shall not incur the cost of that portion of liability insurance which insures any party against any liability for which he could not be indemnified hereunder.

        12.3 Right of Directors and Officers to Own Shares or Other Property and to Engage in Other Business. Any Director or officer may acquire, own, hold and dispose of Shares in the Fund, for his individual account, and may exercise all rights of a Stockholder to the same extent and in the same manner as if he were not a Director or officer. Any Director or officer may have personal business interests and may engage in personal business activities, which interests and activities may include the acquisition, syndication, holding, management, development, operation or investment in, for his own account or for the account of others, interests in real property or persons engaged in the real estate business. However, each Affiliated Director must present investment opportunities which comply with the Fund's investment policies to the Fund prior to engaging in such transactions themselves.


                                  SECTION 13

                              BY-LAW AMENDMENTS

        13.1 By the Stockholders. Except as provided in Section 13.2, these By-Laws may only be amended by obtaining the Majority Vote of Stockholders, except that Stockholders owning two-thirds of the outstanding Shares must approve any amendment which would change any rights with respect to any outstanding class of securities of the Fund, reduce the amount payable thereon upon liquidation of the Fund, or diminish or eliminate any voting rights pertaining thereto.

        13.2 By the Directors. A majority of the Directors (including a majority of the Independent Directors), without the vote or consent of Stockholders, may at any time amend these By-Laws to the extent deemed by the Directors in good faith to be necessary (a) to clarify any ambiguities or correct any inconsistencies; (b) to meet the requirements for qualification as a real estate investment trust under Sections 856-860 of the Code or any interpretation thereof by a court or other governmental agency of competent jurisdiction, but the Directors shall not be liable for failing to do so;
(c)(i) to restructure the Fund's activities to the extent necessary to comply with any exemption in the final plan asset regulation adopted by the Department of Labor, including establishing a fixed percentage of Shares permitted to be held by Qualified Plans or other Tax-Exempt Entities, discontinuing sales to such investors after a given date as necessary to obtain a prohibited transaction exemption from the Department of Labor or (ii) to terminate the offering or to compel a dissolution and termination of the Fund.

                                  SECTION 14

                                 DISSOLUTION

        The duration of the Fund shall be for the period set forth in the Fund's Certificate of Incorporation, as amended, unless the Fund is dissolved in accordance with these By-Laws, the Delaware Corporation Statute or by operation of law. The Fund may be dissolved by a Majority Vote of Stockholders pursuant to the procedures set forth in the Delaware Corporation Statute.

                                  SECTION 15

                                MISCELLANEOUS

        15.1 Fiscal Year. The fiscal year of the Fund shall be fixed by resolution of the Board of Directors.

        15.2 Signature on Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned in such manner as from time to time may be prescribed by resolution of the Board of Directors.

        15.3 Form of Records. Any records maintained by the Fund in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

        15.4 Inspection of Fund's Records. Any Stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating a purpose reasonably related to his interests as a Stockholder, have the right during usual business hours to inspect for any proper purpose the Fund's stock ledger, a list of its Stockholders, the books of account, the minutes of the proceedings of the Stockholders and the Board of Directors, and the Fund's other books and records and to make copies or extracts therefrom. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Stockholder. The demand under oath shall be directed to the Fund at its registered office in Delaware or at its principal place of business.

        Any Director shall have the right to examine the Fund's stock ledger, a list of its Stockholders and its other books and records for a purpose reasonably related to his position as a Director.

        15.5 Notices. Any reference in these By-Laws to the time a notice is given or sent means, unless otherwise expressly provided, the time a written notice by mail is deposited in the United States mails, postage prepaid, addressed to such Stockholder at his address as it appears on the records of the Fund; or the time any other written notice is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient; or the time any oral notice is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

        15.6 Name. VMS Realty Partners has a proprietary interest in the name "VMS." Accordingly, and in recognition of this right, if at any time the Fund ceases to retain VMS Realty Investors or an Affiliate thereof to perform the services Of Advisor, the Directors of the Fund will, promptly after receipt of written request from VMS Realty Investors (if such request is made within three months after such entity ceases to perform such services of Advisor), change the name of the Fund to a name that does not contain the name "VMS" or any other word or words that might, in the sole discretion of the Advisor, be susceptible of indication of some form of relationship between the Fund and the Advisor or any Affiliate thereof. Consistent with the foregoing, it is specifically recognized that the Advisor or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having "VMS" as a part of their name, all without the need for any consent (and without the right to object thereto) by the Fund or the directors.